AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 6, 2001.
                          REGISTRATION NO. 34-_______

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  ------------

                                    FORM 8-A

                                  ------------

                     FOR REGISTRATION OF CERTAIN CLASSES OF
                SECURITIES PURSUANT TO SECTION 12(b) OR 12(g) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

                                  ------------

                               LASIK AMERICA, INC.
                 (NAME OF SMALL BUSINESS ISSUER IN ITS CHARTER)

                                  ------------

            Nevada                                         88-0490720
         (State or                              (I.R.S. Employer Identification
  Jurisdiction of Incorporation                             Number)
        or Organization)

                            ------------------------
                          6646 Indian School Road, N.E.
                          Albuquerque, New Mexico 87110
                                  505-837-2020
                        (Address and Telephone Number of
                          Principal Executive Offices)


        Securities to be registered pursuant to Section 12(b) of the Act:


Title of each class                            Name of each exchange on which
to be so registered                            each class is to be registered
-------------------                            ------------------------------

Common Stock, $.001 par value                  Over-the-Counter Bulletin Board

Redeemable Common Stock                        Over-the-Counter Bulletin Board
         Purchase Warrants


If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Securities Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Securities Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ ]

 Securities Act registration statement file number to which this form relates:

                                    333-68942

        Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
                               (Title of Classes)

================================================================================

ITEM 1.           DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

                  The securities to be registered are shares of Common Stock, par value $.001 per share ("Common Stock"), of LASIK America, Inc. ("Registrant"), and Redeemable Common Stock Purchase Warrants, each warrant exercisable to purchase one share of Common Stock at an exercise price of $7.20 per share. A description of the Common Stock and the Redeemable Common Stock Purchase Warrants is set forth under the caption "Description of Securities" in the Registrant's Registration Statement on Form SB-2 (Reg No. 333-68942, as amended, which has been filed by the Registrant with the Securities and Exchange Commission ("Commission"), and will be included in a form of prospectus to be filed pursuant to Rule 424(b) under the Securities Act of 1933. Such prospectus and description is incorporated by reference herein.


ITEM 2.           EXHIBITS.

         1.1 Registrant's Registration Statement on Form SB-2 (incorporated by reference to the entirety of the Registrant's Registration Statement on Form SB-2 (Reg No. 333-68942), filed with the Commission on September 4, 2001.

         1.2 Amendment No. 1 to Registrant's Registration Statement on Form SB-2 (incorporated by reference to the entirety of the Registrant's Registration Statement on Form SB-2 (Reg No. 333-68942), filed with the Commission on September 7, 2001.

         1.3 Amendment No. 2 to Registrant's Registration Statement on Form SB-2 (incorporated by reference to the entirety of the Registrant's Registration Statement on Form SB-2 (Reg No. 333-68942), filed with the Commission on October 18, 2001.

         1.4 Amendment No. 3 to Registrant's Registration Statement on Form SB-2 (incorporated by reference to the entirety of the Registrant's Registration Statement on Form SB-2 (Reg No. 333-68942), filed with the Commission on November 15, 2001.

         1.5 Amendment No. 4 to Registrant's Registration Statement on Form SB-2 (incorporated by reference to the entirety of the Registrant's Registration Statement on Form SB-2 (Reg No. 333-68942), filed with the Commission on November 28, 2001.

         1.6 Certificate of Incorporation of the Registrant (incorporated by reference to Exhibits 3.1 to the Registrant's Registration Statement on Form SB-2 (Reg No. 333-68942), filed with the Commission on September 4, 2001.

         1.7    Bylaws of the Registrant (incorporated by reference to Exhibits
                3.2 to the Registrant's Registration Statement on Form SB-2 (Reg No. 333-68942), filed with the Commission on September 4, 2001.

         1.8 Form of Common Stock certificate (incorporated by reference to Exhibit 4.0 to the Registrant's Registration Statement on Form SB-2 (Reg No. 333-68942), filed with the Commission on November 28, 2001.

         1.9 Form of Common Stock Purchase Warrant (incorporated by reference to Exhibit 4.1 to the Registrant's Registration Statement on Form SB-2 (Reg No. 333-68942), filed with the Commission on November 28, 2001.



                                    SIGNATURE


         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.


                                           LASIK AMERICA, INC.



                                           By:_________________________________
                                                  Howard P. Silverman
                                           President and Chief Executive Officer


Dated: December 6, 2001.